AMENDMENT AGREEMENT NO. 7

This AMENDMENT AGREEMENT NO. 7 (this “Amendment”) is made as of October 14, 2010 by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions listed on the signature pages hereof (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below).

WHEREAS, certain of the Entities, the Banks, the Operations Agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of October 19, 2006, as amended (as so amended, the “Credit Agreement”);

WHEREAS, the parties hereto wish, upon the Effective Date hereof, to amend the Credit Agreement to, among other things, extend the Termination Date as set forth herein and make certain other changes to the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Removal of Series as Borrower.

(a) Columbia Funds Series Trust II has informed the Operations Agent and the Banks that on or about October 28, 2010, Columbia Funds Series Trust II will be liquidating each of Columbia Retirement 2005 Portfolio, Columbia Retirement 2010 Portfolio, Columbia Retirement 2015 Portfolio, Columbia Retirement 2020 Portfolio, Columbia Retirement 2025 Portfolio, Columbia Retirement 2030 Portfolio, Columbia Retirement 2035 Portfolio and Columbia Retirement 2040 Portfolio (each, a “Retirement Borrower”) (each such liquidation being hereinafter referred to as a “Retirement Liquidation Event”; the date of each such Retirement Liquidation Event being hereinafter referred to as the “Retirement Liquidation Effective Date”). From and after each Retirement Liquidation Event, the Borrowers, the Agents and the Banks agree that each applicable Retirement Borrower shall cease to be a Borrower under the Credit Agreement and the other Loan Documents on the applicable Retirement Liquidation Effective Date (and, upon the Retirement Liquidation Event of the last Retirement Borrower, Columbia Funds Series Trust II shall cease to be a party to the Credit Agreement and the other Loan Documents) provided that the Operations Agent shall have received from each applicable Retirement Borrower, for the respective accounts of the Banks, repayment of all Loans outstanding to such Retirement Borrower, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to such Retirement Borrower, and the Operations Agent shall have received an updated Schedule 2 and Allocation Notice from the Borrowers reflecting such changes.

(b) Columbia Funds Variable Insurance Trust has informed the Operations Agent and the Banks that each of Columbia Select Opportunities Fund, Variable Series and Columbia Value and Restructuring Fund, Variable Series (each, a “Liquidated Series”) liquidated on or about May 6, 2010 (in the case of Columbia Select Opportunities Fund, Variable Series) and June 11, 2010 (in the case of Columbia Value and Restructuring Fund, Variable Series), and as such each such Liquidated Series shall cease to be a Borrower under the Credit Agreement. The Operations Agent hereby acknowledges that it has received from each Liquidated Series, for the respective accounts of the Banks, repayment of all Loans outstanding to each such Liquidated Series, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to such Liquidated Series.

§3. Further Amendment of the Credit Agreement. The Credit Agreement is hereby further amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definition of “Termination Date” in its entirety, and substituting therefore the following:

“Termination Date” means October 13, 2011 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

(b) Section 2.08 of the Credit Agreement is hereby amended by deleting the words “at the rate of 0.15% per annum” which appear in Section 2.08(a) and substituting in place thereof the words “at the rate of 0.125% per annum”.

(c) Schedule 2 to the Credit Agreement is hereby amended by deleting Schedule 2 in its entirety and substituting in place thereof the Schedule 2 attached hereto.

§4. Representations and Warranties. Each Entity severally represents and warrants as to itself (to the extent applicable) and as to each of its Series (including each of its Additional Series, as applicable) on whose behalf it is acting as Borrower, severally as to such Series, that:

(a) Representations and Warranties in Credit Agreement. Each of the representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents to which it is a party (after giving effect to this Amendment) is true and correct in all material respects as to such Borrower on and as of the date hereof, with the same effect as if set forth herein.

(b) No Default. Immediately upon the Effective Date, no Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution, delivery and performance by the Borrower of this Amendment, each of the documents and instruments delivered by the Borrower in connection with this Amendment, the Credit Agreement and each of the other Loan Documents to which the Borrower is a party, in each case as amended hereby (collectively, the “Amended Loan Documents”), are within the Borrower’s limited liability company or trust powers, as applicable, have been duly authorized by all necessary limited liability company or trust action, as applicable, require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws of the Borrower, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower’s most recent Prospectus, or result in the creation or imposition of any Lien on any asset of the Borrower.

(d) Enforceability of Obligations. Each of this Amendment and the documents and instruments delivered by the Borrower in connection with this Amendment has been duly executed and delivered by the Borrower. Assuming due authorization, execution and delivery by each of the other parties hereto, this Amendment and each of the Amended Loan Documents constitutes the valid and legally binding obligation of the Borrower, in each case enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorim or other similar laws of general application affecting the enforcement of creditors’ rights or be general principles of equity limiting the availability of equitable remedies.

§5. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent (the “Effective Date”):

(a) each of the parties hereto shall have executed and delivered this Amendment;

(b) receipt by the Operations Agent of an Allocation Notice with respect to each of the Borrowers, after giving effect to the provisions of this Amendment, that has been manually signed by an authorized officer of each of the Entities;

(c) receipt by the Operations Agent of one or more manually signed certificates from the Secretary or Assistant Secretary of each Entity in form and substance reasonably satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, and certifying and attaching copies of (i) such Entity’s certificate or articles of incorporation or organization or declaration of trust, as applicable, and by-laws as then in effect (or certifying that there have been no changes to such articles of incorporation or organization, declaration of trust or by-laws, as applicable, since October 19, 2006) and (ii) duly authorized resolutions of such Entity’s Board of Trustees or Board of Directors, as applicable authorizing for such Entity and each Series thereof the borrowings and transactions contemplated hereby and by the Amended Loan Documents;

(d) receipt by the Operations Agent of certificates dated as of a recent date that are satisfactory to the Operations Agent and reflect that each Entity is legally existing, in good standing and qualified to engage in business in the jurisdiction in which it was organized or formed and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(e) receipt by the Operations Agent of evidence satisfactory to the Operations Agent that each of Columbia Select Opportunities Value Fund, Variable Series and Columbia Value and Restructuring Fund, Variable Series was liquidated on or about May 6, 2010 and June 11, 2010, as applicable, in each case on terms and conditions satisfactory to the Operations Agent;

(f) receipt by the Operations Agent of (i) an opinion of Goodwin Procter LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects and (ii) an opinion of Ropes & Gray LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects; and

(g) receipt by the Operations Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Operations Agent) then payable hereunder, provided, however, for the avoidance of doubt, the Operations Agent hereby acknowledges and agrees that notwithstanding anything to the contrary contained in Section 2.08(c) of the Credit Agreement, no fee is due and payable to the Operations Agent pursuant to Section 2.08(c) of the Credit Agreement.

§6. Reaffirmation of the Borrowers. Each of the Borrowers severally ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby, and hereby severally affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

§7. Miscellaneous. This Amendment is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law). Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment shall constitute a Loan Document.

The declaration of trust or other formation document for certain of the Entities is on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and the Limited Liability Company Agreement for Columbia Funds Master Investment Trust, LLC has been provided to the Banks, and notice is hereby given that this instrument is executed by the Trustees and officers of such

Entity as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Entity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS MASTER INVESTMENT

    TRUST, LLC

COLUMBIA FUNDS VARIABLE INSURANCE

    TRUST

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE

    TRUST I, on behalf of each of their respective

    Series listed on Schedule 2 attached hereto

By:	/s/ Marybeth Pilat
Title:	Deputy Treasurer

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Christopher Ducar
Title:	Vice President

Schedule 2

ENTITY	SERIES

1. Columbia Funds Variable Insurance Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•     Columbia Asset Allocation Fund, Variable Series: 12/31

•     Columbia Federal Securities Fund, Variable Series: 12/31

•     Columbia International Fund, Variable Series: 12/31

•     Columbia Large Cap Growth Fund, Variable Series: 12/31

•     Columbia Large Cap Value Fund, Variable Series: 12/31

•     Columbia Mid Cap Value Fund, Variable Series: 12/31

•     Columbia Money Market Fund, Variable Series: 12/31

•     Columbia Select Large Cap Growth Fund, Variable Series: 12/31

•     Columbia Small Cap Value Fund, Variable Series: 12/31

•     Columbia Small Company Growth Fund, Variable Series 12/31

•     Columbia Strategic Income Fund, Variable Series: 12/31

•     Columbia S&P 500 Index Fund, Variable Series: 12/31

2. Columbia Funds Series Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•     CMG Ultra Short Term Bond Fund

•     Columbia Asset Allocation Fund: 9/30

•     Columbia Balanced Fund: 8/31

•     Columbia California Tax-Exempt Fund: 10/31

•     Columbia Contrarian Core Fund: 9/30

•     Columbia Connecticut Intermediate Municipal Bond Fund: 10/31

•     Columbia Connecticut Tax-Exempt Fund: 10/31

•     Columbia Conservative High Yield Fund: 8/31

•     Columbia Core Bond Fund: 4/30

•     Columbia Disciplined Value Fund: 9/30

•     Columbia Dividend Income Fund: 9/30

•     Columbia Federal Securities Fund: 8/31

•     Columbia Greater China Fund: 8/31

•     Columbia High Yield Municipal Fund: 6/30

•     Columbia High Yield Opportunity Fund: 5/31

•     Columbia Corporate Income Fund (f/k/a Columbia Income Fund): 3/31

•     Columbia Intermediate Bond Fund: 3/31

•     Columbia Intermediate Municipal Bond Fund: 10/31

•     Columbia International Bond Fund: 5/31

•     Columbia International Stock Fund: 8/31

•     Columbia Large Cap Growth Fund: 9/30

•     Columbia Liberty Fund: 9/30

•     Columbia Massachusetts Intermediate Municipal Bond Fund: 10/31

•     Columbia Massachusetts Tax-Exempt Fund: 10/31

•     Columbia Mid Cap Growth Fund: 8/31

•     Columbia New Jersey Intermediate Municipal Bond Fund: 10/31

•     Columbia New York Intermediate Municipal Bond Fund: 10/31

•     Columbia New York Tax-Exempt Fund: 10/31

•     Columbia Oregon Intermediate Municipal Bond Fund: 8/31

•     Columbia Real Estate Equity Fund: 8/31

•     Columbia Rhode Island Intermediate Municipal Bond Fund: 10/31

•     Columbia Small Cap Core Fund: 9/30

ENTITY	SERIES

•     Columbia Small Cap Growth Fund I: 8/31

•     Columbia Small Cap Value Fund I: 6/30

•     Columbia Strategic Income Fund: 5/31

•     Columbia Strategic Investor Fund: 8/31

•     Columbia Tax-Exempt Fund: 11/30

•     Columbia Technology Fund: 8/31

•     Columbia U.S. Treasury Index Fund: 3/31

•     Columbia World Equity Fund: 3/31

•     Columbia Blended Equity Fund: 3/31

•     Columbia Bond Fund: 3/31

•     Columbia Emerging Markets Fund: 3/31

•     Columbia Energy and Natural Resources Fund: 3/31

•     Columbia Short-Intermediate Bond Fund: 3/31

•     Columbia Select Large Cap Growth Fund: 3/31

•     Columbia Pacific/Asia Fund: 3/31

•     Columbia Select Small Cap Fund: 3/31

•     Columbia Value and Restructuring Fund: 3/31

•     Columbia Select Opportunities Fund: 3/31

•     Columbia International Growth Fund: 3/31

•     Columbia Mid Cap Core Fund: 3/31

ENTITY	SERIES

4. Columbia Funds Series Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Columbia Asset Allocation Fund II: 3/31

•     Columbia California Intermediate Municipal Bond Fund: 3/31

•     Columbia Convertible Securities Fund: 2/28

•     Columbia Georgia Intermediate Municipal Bond Fund: 3/31

•     Columbia Global Value Fund: 2/28

•     Columbia Large Cap Enhanced Core Fund: 2/28

•     Columbia Large Cap Index Fund: 2/28

•     Columbia Large Cap Value Fund: 2/28

•     Columbia LifeGoal Balanced Growth Portfolio: 3/31

•     Columbia LifeGoal Growth Portfolio: 3/31

•     Columbia LifeGoal Income Portfolio: 3/31

•     Columbia LifeGoal Income & Growth Portfolio: 3/31

•     Columbia Marsico Growth Fund: 2/28

•     Columbia Marsico International Opportunities Fund: 2/28

•     Columbia Marsico 21st Century Fund: 2/28

•     Columbia Maryland Intermediate Municipal Bond Fund: 3/31

•     Columbia Masters International Equity Portfolio: 3/31

•     Columbia Mid Cap Index Fund: 2/28

•     Columbia Mid Cap Value Fund: 2/28

•     Columbia Multi-Advisor International Equity Fund: 2/28

•     Columbia North Carolina Intermediate Municipal Bond Fund: 3/31

•     Columbia Short Term Bond Fund: 3/31

•     Columbia Short Term Municipal Bond Fund: 3/31

•     Columbia Small Cap Index Fund: 2/28

•     Columbia Small Cap Value Fund II: 2/28

•     Columbia South Carolina Intermediate Municipal Bond Fund: 3/31

•     Columbia Total Return Bond Fund: 3/31

•     Columbia Virginia Intermediate Municipal Bond Fund: 3/31

•     Corporate Bond Portfolio: 3/31

•     Mortgage-and Asset-Backed Portfolio: 3/31

•     Columbia High Income Fund

•     Columbia Large Cap Core Fund: 2/28

•     Columbia Marsico Focused Equities Fund: 2/28

•     Columbia Small Cap Growth Fund II: 2/28

•     Columbia Overseas Value Fund: 2/28

•     Columbia Marsico Global Fund: 2/28

ENTITY	SERIES

5. Columbia Funds Master Investment Trust, LLC Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Limited Liability Company	• Columbia International Value Master Portfolio: 2/28

6. Columbia Funds Variable Insurance Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Columbia High Yield Fund, Variable Series: 12/31

•     Columbia Marsico 21st Century Fund, Variable Series: 12/31

•     Columbia Marsico Focused Equities Fund, Variable Series: 12/31

•     Columbia Marsico Growth Fund, Variable Series: 12/31

•     Columbia Marsico International Opportunities Fund, Variable Series:   12/31

•     Columbia Mid Cap Growth Fund, Variable Series: 12/31

7. Columbia Funds Series Trust II Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Columbia Retirement 2005 Portfolio: 10/31

•     Columbia Retirement 2010 Portfolio: 10/31

•     Columbia Retirement 2015 Portfolio: 10/31

•     Columbia Retirement 2020 Portfolio: 10/31

•     Columbia Retirement 2025 Portfolio: 10/31

•     Columbia Retirement 2030 Portfolio: 10/31

•     Columbia Retirement 2035 Portfolio: 10/31

•     Columbia Retirement 2040 Portfolio: 10/31